UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010
VICOR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18277	04-2742817

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25 Frontage Road, Andover, Massachusetts 01810
(Address of Principal Executive Offices) (Zip Code)
(978) 470-2900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     The 2010 Annual Meeting of Stockholders of the Company was held on June 24, 2010. Under the Company’s charter, each share of the Company’s Common Stock entitles the holder thereof to one vote per share, and each share of the Company’s Class B Common Stock entitles the holder thereof to ten votes per share.
     The only matter submitted to a vote of security holders at the 2010 Annual Meeting of Stockholders was to fix the number of directors at nine and the election of directors to the Board of Directors of the Company. All nominees of the Board of Directors of the Company were re-elected for a one year term. Votes were cast in the election of the directors as follows:

Nominee	Votes For	Votes Withheld
Patrizio Vinciarelli	133,847,895	6,007,974
Estia J. Eichten	138,917,519	938,350
David T. Riddiford	139,209,507	646,362
Barry Kelleher	133,755,465	6,100,404
Samuel Anderson	133,734,312	6,121,557
Claudio Tuozzolo	133,740,045	6,115,824
James A. Simms	133,663,331	6,192,538
Jason L. Carlson	139,222,649	633,220
Liam K. Griffin	139,283,037	572,832
     There were no broker non-votes and no abstentions on this proposal.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION
Date: June 30, 2010	By:	/s/ James A. Simms
James A. Simms
Chief Financial Officer